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                                                                   EXHIBIT 23.01

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report dated December 16, 1997 (except with respect to the matters discussed in Note 12, as to which the date is January 9, 1998), included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 33-23809, 33-85752, 33-74034 and 333-2745.

ARTHUR ANDERSEN LLP

Miami, Florida
January 12, 1998